UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2006 (September 18, 2006)

Distributed Energy Systems Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50453	20-0177690
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

10 Technology Drive Wallingford, Connecticut	06492
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 678-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On September 18, 2006, Technology Drive LLC, a subsidiary of Proton Energy Systems, Inc., which is a subsidiary of Distributed Energy Systems Corp., entered into an Amendment to Construction Loan Agreement and a Pledge Agreement, each effective as of September 11, 2006, with Webster Bank, National Association. These amendments relate to a loan to Technology Drive from the bank made December 7, 2001 in the original principal amount of $6,975,000. As of September 11, 2006, the outstanding principal balance of the loan was $5,437,882. The effect of the amendments is to change the interest rate on the loan from LIBOR plus 237.5 basis points to LIBOR plus 200 basis points and to eliminate the requirement that Technology Drive maintain cash and marketable securities of $20,000,000. The amendment further provides for the pledge by Technology Drive to the bank of an account with the bank having a balance equal to the amount payable under the loan.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

See Exhibit Index attached hereto.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISTRIBUTED ENERGY SYSTEMS CORP.

Date: September 20, 2006	By:	/s/ Robert B. Nieszczezewski
Robert B. Nieszczezewski Principal financial officer

3

EXHIBIT INDEX

Exhibit No.	Description
99.1	Amendment to Construction Loan Agreement dated as of September 11, 2006 between Technology Drive LLC and Webster Bank, National Association

99.2	Pledge Agreement dated as of September 11, 2006 between Technology Drive LLC and Webster Bank, National Association

4